Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 5, 2023, with respect to the combined financial statements of Atlanta Braves Holdings, Inc., included herein, and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP

Denver, Colorado
April 5, 2023